                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant  | |

Check the appropriate box:

| |     Preliminary Proxy Statement

| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|     Definitive Proxy Statement

| |     Definitive Additional Materials

| |     Soliciting Material Pursuant to ss.240.14a-12

                            PREDICTIVE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            PREDICTIVE SYSTEMS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     5)  Total fee paid:
--------------------------------------------------------------------------------

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     3)  Filing Party:
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     4)  Date Filed:
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
                            PREDICTIVE SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  To Be Held On
                           Tuesday, December 10, 2002
                                10:00 a.m. E.S.T.

TO OUR STOCKHOLDERS:

         The 2002 Annual Meeting of Stockholders of Predictive Systems, Inc., a Delaware corporation, will be held on Tuesday, December 10, 2002 at 10:00 a.m. (New York City time), at our principal executive offices, located at 19 West 44th Street, 9th Floor, New York, New York 10036 for the following purposes:

         1. To elect two directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected;

         2.       To approve amendments to our 1999 Stock Incentive Plan to:

                  o increase the maximum number of options or shares that may be granted to one person in any calendar year to 2,000,000 from 500,000; and

                  o increase the number of options issued to non-employee Board members upon their initial appointment to the Board and upon the date of each Annual Meeting of Stockholders to 75,000 and 10,000 shares, respectively, from 25,000 and 2,500 shares, respectively;

         3. To approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued thereunder from 750,000 shares up to a maximum of 1,150,000 shares;

         4. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on November 1, 2002 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                            Sincerely,

                                            William W.  Wyman
                                            Chairman of the Board of Directors

                                            New York, New York
                                            November 1, 2002

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.
        PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE
                    INSTRUCTIONS ON THE ENCLOSED PROXY CARD.
--------------------------------------------------------------------------------

                            PREDICTIVE SYSTEMS, INC.

                             PROXY STATEMENT FOR THE
                       2002 ANNUAL MEETING OF STOCKHOLDERS

                               GENERAL INFORMATION

         This Proxy Statement is furnished to stockholders of record of Predictive Systems, Inc., a Delaware corporation (the "Company" or "Predictive"), as of November 1, 2002 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on Tuesday, December 10, 2002 at 10:00 a.m. (New York City time), at our principal executive offices, located at 19 West 44th Street, 9th Floor, New York, New York 10036 (the "Annual Meeting").

         Shares cannot be voted at the Annual Meeting unless the owner is present in person or represented by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) FOR the election of the named nominees as Directors of the Company as provided under Proposal 1 herein, (ii) FOR the amendments to our 1999 Stock Incentive Plan as provided under Proposal 2 herein, (iii) FOR the amendment to our 1999 Employee Stock Purchase Plan as provided under Proposal 3 herein, and
(iv) FOR the ratification of Deloitte & Touche LLP, independent public accountants, as independent auditors of the Company for the fiscal year ending December 31, 2002 as provided under Proposal 4 herein. The Company does not know of any matters other than those described in the Notice of Annual Meeting and this proxy statement that are to come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy at the meeting and vote in person. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting, will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting and will have the same effect as negative votes, whereas broker "non-votes" will not be counted for purposes of determining whether a proposal has been approved.

         The New York Stock Exchange ("NYSE") has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, for shares held through a broker or other nominee that is a NYSE member organization, your shares will only be voted in favor of Proposals 2 and 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of these proposals.

         The Annual Report of the Company on Form 10-K and the amendment thereto on Form 10K/A (which does not form a part of the proxy solicitation materials), containing the consolidated financial statements of the Company for the fiscal year ended December 31, 2001, is being distributed concurrently herewith to stockholders.

         This Proxy Statement and the accompanying proxy card are being mailed on or about November 19, 2002 to the stockholders of the Company entitled to vote at the Annual Meeting.

                                VOTING SECURITIES

         The Company has one class of voting securities outstanding, its common stock, $0.001 par value per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 10,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), with such voting rights as may be determined by the Board of Directors. The Company does not have current plans to issue any shares of Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on November 1, 2002 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On November 1, 2002, there were 37,611,107 shares of Common Stock outstanding, held by 104 unique stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                            ANNUAL MEETING PROPOSALS

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting FOR the election of the nominees named below as Directors of the Company to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies may be voted in favor of a substitute designated by the Board of Directors to fill the vacancy. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a Director of the Company. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect the proposed directors.

         The Board of Directors currently has seven members, divided into three classes serving staggered three year terms. Messrs. Sidhu and Smith are our Class III Directors whose terms expire at the Annual Meeting, each of whom is a nominee for election. Messrs. Zimmerman and Morgan are our Class I Directors whose terms expire at the 2003 Annual Meeting of stockholders. Messrs. Bloom, Meyer and Wyman are our Class II Directors whose terms expire at the 2004 Annual Meeting of stockholders. These staggered classes, when coupled with the provision of our amended and restated certificate of incorporation authorizing the Board of Directors to fill vacant directorships or increase the size of the Board of Directors, may delay a stockholder from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies with its own nominees.

Information Regarding the Nominees for Election as Directors

         The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation for the last five years.

         Inder Sidhu, 42, has been a Director of the Company since September 1999. Mr. Sidhu has been the Vice President, Worldwide Sales Strategy at Cisco Systems, Inc. since January 2002. From 1995 to 2002, Mr. Sidhu served in various executive management positions in the Sales, Services and Business Development organizations at Cisco Systems, including VP/GM Worldwide Professional Services, VP Advanced Engineering Services and VP Strategy & Business Development, Customer Advocacy. From 1991 to 1995, Mr. Sidhu was with McKinsey & Company. Prior to that, Mr. Sidhu led a network management group at 3Com Corporation, and before that he served in various management/engineering positions at Novell and Intel. Mr. Sidhu holds an MBA from the University of Pennsylvania's Wharton Business School and is a graduate of the Advanced Management Program at the Harvard Business School. He also holds a Masters degree in Electrical & Computer Engineering from the University of Massachusetts, Amherst.

         William L. Smith, 45, has been a Director of the Company since March 2000. Mr. Smith has been with BellSouth Corporation since 1979, currently serving as its Chief Product Development and Technology Officer, where he is responsible for setting the technology direction of BellSouth's core infrastructure and products. From February 1998 to December 1999, he served as Vice President - Network Strategic Planning for BellSouth Telecommunications, BellSouth's domestic telephone unit. Prior to that he served as President of BellSouth's Internet unit from December 1997 through January 1998, and from September 1996 to November 1997 as Executive Director - Product Commercialization Unit. From January 1995 to August 1996, he served as Assistant Vice President - Data Services Unit for BellSouth.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF INDER SIDHU AND WILLIAM L. SMITH TO SERVE AS DIRECTORS UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS.

Information Regarding Continuing Directors Whose Term Ends Upon the 2003 Annual Meeting of Stockholders

         Andrew Zimmerman, 48, has been a Director and the Chief Executive Officer of the Company since July 2001. Prior to joining Predictive, Mr. Zimmerman was Chief Operating Officer for Idealab New York, a leading creator and operator of technology businesses, from 2000 to 2001. From 1983 to 2000, Mr. Zimmerman served in various roles at PricewaterhouseCoopers, including Global Leader of the E-Business Consulting Practice and Global Industry Leader of the Information and Communications Practice. Mr. Zimmerman held similar roles at Coopers & Lybrand prior to the firm's merger with Price Waterhouse. Mr. Zimmerman holds a B.A. from Haverford College, a Masters Degree in Accounting from New York University and is a Certified Public Accountant.

         Howard L. Morgan, 56, has been a Director of the Company since September 2002. Dr. Morgan is Vice Chairman of Idealab and is also President and Founder of Arca Group, Inc., a consulting and venture capital investment firm specializing in the areas of computer and communications technologies. Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of Pennsylvania and Professor of Computer Science at the Moore School at the University of Pennsylvania for approximately 15 years. He serves on the boards of Franklin Electronic Publishers, Inc., Cylink Corporation, Segue Software Corporation, Unitronix Corporation, Evolution Robotics and CarsDirect.com. He holds a B.S. in Physics from City College of New York and a Ph.D. in Operations Research from Cornell University.

Information Regarding Continuing Directors Whose Term Ends Upon the 2004 Annual Meeting of Stockholders

         Peter L. Bloom, 44, has been a Director of the Company since March 1999. Mr. Bloom is a managing member of General Atlantic Partners, LLC, a private equity investment firm that makes investments in information technology, process outsourcing and communications businesses globally, and has been at General Atlantic since 1995. From 1982 to 1995, Mr. Bloom served in various roles at Salomon Brothers, including as Managing Director of Salomon's U.S. Technology Division.

         Eric Meyer, 41, has been a Director of the Company since its inception in February 1995. Mr. Meyer is a founder of Meyer Capital Partners and a co-founder of Meyer, Duffy & Associates and Meyer Duffy Ventures, firms that invest in early stage networking and Internet technology companies. Mr. Meyer has been at Meyer, Duffy & Associates since 1994. From 1992 to 1994, Mr. Meyer served as a Vice President at Oak Hall Capital Advisors.

         William W. Wyman, 64, has been a Director of the Company since September 1999 and has been the Chairman of the Board of Directors since March 2001. Mr. Wyman served as Interim Chief Executive Officer of the Company from March until June of 2001. Since 1995, Mr. Wyman has been a business advisor and counselor on a broad range of issues to a number of corporate chief executives of financial services, information services, forest products and software companies. From 1984 to 1995, Mr. Wyman was managing partner at Oliver, Wyman & Company, a firm that specializes in management consulting to large financial institutions, which he co-founded. Mr. Wyman is a director of Pegasystems, Inc. and U.S. Timberlands, both public companies, and Internosis, Inc., a privately held company. He also serves as a trustee of the Dartmouth Hitchcock Medical Center, on the Boards of Advisors of The Sprout Group, a venture capital fund associated with Credit Suisse First Boston, and Legend Capital, a leveraged buyout firm associated with Castle Harlan Investments, and as a Special Advisor to General Atlantic Partners.

Committees of the Board

         The Audit Committee reports to the Board of Directors regarding the appointment and performance of the Company's independent public accountants, the scope and results of our annual audits, fees to be paid to the independent public accountants, compliance with the Company's accounting and financial policies and management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Committee held five meetings during the last fiscal year. The Committee currently consists of Messrs. Morgan, Sidhu and Smith.

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the Company's compensation policies and all forms of compensation to be provided to the Company's executive officers and directors. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of the Company's other employees. The Committee acted once by unanimous written consent during the last fiscal year. The Committee currently consists of Messrs. Bloom, Meyer and Morgan.

Compensation Committee Interlocks and Insider Participation

         No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past, except that Mr. Meyer previously served on the board of directors of Riversoft PLC, a network management software company. Please see Certain Transactions -- Relationship with Riversoft PLC on page 26 for information about the Company's relationship with Riversoft.

Attendance at Board and Committee Meetings

         During 2001, the Board of Directors held eighteen meetings and acted two times by unanimous written consent. During this period, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which that director served during 2001, except for William Smith who participated in only 67% of the meetings of the Board.

Director Compensation

         The Company does not currently compensate its directors for attending meetings of the Board of Directors or committee meetings of the Board of Directors, but it does reimburse directors for their reasonable travel expenses incurred in connection with attending these meetings. Starting with the 2002 Annual Meeting, non-employee directors will receive cash compensation of $20,000 per year plus an additional fee per meeting of $1,000 for in person and $500 for telephonic attendance. Members of the Compensation and Audit Committees will receive an additional $5,000 and $10,000, respectively. Additionally, non-employee directors will receive an additional $5,000 for serving as the chairperson of a committee. The Company has instituted this program in order to attract and retain directors of the highest caliber to the Board.

         Under the automatic option grant program of the 1999 Stock Incentive Plan, each individual who joins as a non-employee member of the Board of Directors receives an option grant for 25,000 shares of the Company's Common Stock on the date of his or her commencement of service. In addition, at each Annual Meeting of Stockholders, each individual who continues to serve as a non-employee member of the Board of Directors receives an option to purchase 2,500 shares of the Company's Common Stock. Upon receipt of stockholder approval of Proposal 2 contained in this proxy statement, these numbers will be increased so that options to purchase 75,000 shares will be granted at the time of commencement of service on the Board, and options to purchase 10,000 shares will be granted at each Annual Meeting. Messrs. Bloom, Meyer and Smith were each granted options to purchase 2,500 shares of the Company's Common Stock at a price of $2.92 per share in May 2001, the date of our 2001 Annual Meeting of Stockholders. Dr. Morgan was granted options to purchase 75,000 shares of the Company's Common Stock at a price of $0.26 per share in September 2002 upon his appointment to the Board of Directors. These options vest over a period of four years.

                                   PROPOSAL 2

           APPROVAL OF THE AMENDMENTS TO THE 1999 STOCK INCENTIVE PLAN

         In September, 2002, the Board of Directors approved amending the 1999 Stock Incentive Plan to:

         o increase the maximum number of options or shares that may be granted to one person in any calendar year to 2,000,000 from 500,000; and

         o increase the number of options issued to non-employee Board members upon their initial appointment to the Board and upon the date of each Annual Meeting of Stockholders to 75,000 and 10,000 shares, respectively, from 25,000 and 2,500 shares, respectively.

         We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing contributions to the success of the Company by employees, directors and consultants. We believe that the policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current and future employees. Given the decline in the market price of our common stock, the Board believes it is necessary for the Company to have the ability to grant options or shares in an amount greater than 500,000 shares of common stock in any calendar year to certain key employees, and to increase the option grants to Directors of the Company, in order to further align the interests of certain key employees and directors with those of stockholders by providing such key employees and directors with a more meaningful stake in the Company. Therefore, the Board has approved the amendments allowing the Company to grant options or shares in an amount greater than 500,000 shares of common stock in any calendar year to any one person and to increase the number of options granted to non-employee Board members upon their initial appointment to the Board and upon the date of each Annual Meeting. For a description of the 1999 Stock Incentive Plan, please see Executive Compensation -- 1999 Stock Incentive Plan on page 16.

         Required Vote. The affirmative vote of the holders of a majority of the common stock present or represented at the Annual Meeting is required to approve and ratify the amendments to the 1999 Stock Incentive Plan. The New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, for shares held through a broker or other nominee that is a NYSE member organization, your shares will only be voted in favor of this Proposal 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE 1999 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

                        APPROVAL OF THE AMENDMENT TO THE
                        1999 EMPLOYEE STOCK PURCHASE PLAN

         In November 2002, the Board of Directors approved an amendment to the 1999 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder by 400,000 shares, for a total number of shares authorized for issuance under the Purchase Plan of 1,150,000 shares. We believe that allowing our employees to purchase shares of our Common Stock through periodic payroll deductions is critical to our success in attracting and retaining experienced and qualified employees, and that without the increase described in this Proposal 3, the amount of shares available for issuance under the Purchase Plan would not adequately satisfy these goals. We also believe that enabling our employees to purchase shares through the Purchase Plan further aligns the interests of stockholders with those of employees by providing employees with a more meaningful stake in the Company For these reasons, the Board approved the amendment described above with the goal of ensuring an adequate supply of shares reserved for issuance pursuant to the Purchase Plan. For a description of the Purchase Plan, please see Executive Compensation -- Employee Stock Purchase Plan on page 24.

         Required Vote. The affirmative vote of the holders of a majority of the common stock present or represented at the Annual Meeting is required to approve and ratify the amendment to the Purchase Plan. The New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, for shares held through a broker or other nominee that is a NYSE member organization, your shares will only be voted in favor of this Proposal 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         We have selected Deloitte & Touche LLP ("Deloitte and Touche") as our independent auditors for the fiscal year ended December 31, 2002. Arthur Andersen LLP ("Arthur Andersen") audited our financial statements for the fiscal years ended December 31, 1999, 2000 and 2001. On May 30, 2002, we dismissed Arthur Andersen as our independent accountants. On May 30, 2002, we engaged Deloitte & Touche to serve as the Company's independent auditors for our fiscal year ending December 31, 2002. The Audit Committee of our Board of Directors participated in and approved the decision to change independent accountants.

         The reports of Arthur Andersen on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through May 30, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report on financial statements for such years. During the two most recent fiscal years and through May 30, 2002, there were no reportable events as defined in Regulation S-K, Item 304(a)(1)(v). At our request, Arthur Andersen furnished a letter addressed to the Securities and Exchange Commission on June 3, 2002 stating that it agrees with the above statements.

         During the two most recent fiscal years and through May 30, 2002, the date that we retained Deloitte and Touche as our independent auditors, we had not consulted with Deloitte & Touche regarding (i) either: the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that Deloitte & Touche concluded was an important factor that we considered in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event with Arthur Andersen as described in Regulation S-K, item 304(a)(2). During the two most recent fiscal years and through May 30, 2002, Deloitte & Touche had provided certain transaction support services, which primarily consisted of due diligence services.

         We are submitting our selection of independent auditors for ratification by the Company's stockholders at the Annual Meeting. We expect that representatives of Deloitte & Touche will be present at the Annual Meeting and that they will have the opportunity to make a statement, if they desire to do so. In addition, we expect that these representatives will be available at the Annual Meeting to respond to appropriate questions.

         Although stockholder ratification is not required, we are submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, our Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of the Company and its stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

            EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

                               Executive Officers

         The following table sets forth, as of November 1, 2002, the name, age and position of each of the Company's executive officers and other key employees:

                 Name                    Age                                   Position
                 ----                    ---                                   --------
Andrew Zimmerman....................     48    Chief Executive Officer and Director
Neeraj Sethi........................     39    Chief Financial Officer
Shawn Kreloff.......................     39    Executive Vice President of Sales and Business Development
Shirley Howell......................     43    Executive Vice President for Operations
Edward G. Schwartz..................     42    Executive Vice President and General Manager, Global Integrity Services
Eamonn J. Kearns....................     48    Managing Director, Europe and Executive Vice President
Gary N. Papilsky....................     31    General Counsel, Executive Vice President and Secretary

Information Concerning Executive Officers Who Are Not Directors

         Neeraj ("Berry") Sethi has been Chief Financial Officer since August 2002. Prior to that, Mr. Sethi served as interim Chief Financial Officer from May to August of 2002. From 2001 to 2002, Mr. Sethi served as a financial consultant to various companies, including Predictive. From 1995 to 2001, Mr. Sethi was Vice President of Finance for the Company. From 1992 to 1995, Mr. Sethi was Assistant Vice President for Global Expense Management at Bankers Trust. From 1989 to 1992, Mr. Sethi was Controller and Financial Analyst at Network Management.

         Shawn Kreloff has been Executive Vice President of Sales and Business Development since September 2002. Prior to joining the Company, Mr. Kreloff was founder and managing director of Jumpstart Capital Partners, a firm that provides strategic advice to software and technical consulting companies, from 2000 to 2002. From 1999 to 2000, Mr. Kreloff was Executive Vice President of Business Development of Opus360 Corporation, a software company. From 1996 to 1998, Mr. Kreloff was founder, Chairman and CEO of Gray Peak Technologies, Inc., a network consulting firm. Mr. Kreloff sold Gray Peak to USWeb in 1998 and then served as Senior Managing Partner, USWeb Network Solutions. Mr. Kreloff has a B.S. in operations research from Syracuse University.

         Shirley Howell has been Executive Vice President for Operations since March 2002. From 1999 until her appointment as Executive Vice President for Operations, Ms. Howell served in various positions with the Company, including Vice President and General Manager of the Southeast Region and BellSouth Account Team Practice Director. Prior to joining the Company, Ms. Howell was President of PeopleTech, a professional services and consultancy firm, from 1997 through 1999. From 1979 until joining PeopleTech, Ms. Howell served in various technical and management positions at Telcordia Technologies, including Executive Director of Professional Services for the SouthEast Region and Director of Software Systems Development.

         Edward G. Schwartz has been General Manager Global Integrity Services and Executive Vice President since February 2002. Prior to joining the Company, Mr. Schwartz was Senior Vice President of Operations at Guardent, Inc. From 1998 to 2000, Mr. Schwartz was Vice President and Chief Information Security Officer at Nationwide Insurance Enterprise. From 1997 to 1998, Mr. Schwartz was National Practice Director for the Information Risk Management group of Crowe, Chizek and Company, LLP. From 1993 to 1997, Mr. Schwartz worked as a Senior Computer Scientist with Computer Sciences Corporation, and Technical Director of the U.S. Department of State Diplomatic Security Service InfoSec Laboratory. From 1985 to 1993, Mr. Schwartz worked as a Foreign Service Officer for the U.S. Department of State overseas.

         Eamonn J. Kearns has been Managing Director, Europe and Executive Vice President since 2001. From 1996 until joining the Company in 2001, Mr. Kearns was a Sales Director of American Management Systems, a professional services and consultancy firm. Prior to AMS, Mr. Kearns worked for Computer Sciences Corporation and IBM holding management positions in Sales, Strategy and Product Management.

         Gary N. Papilsky has been General Counsel and Executive Vice President since 1999 and Secretary since 2001. Prior to joining the Company, Mr. Papilsky was an attorney with Brobeck, Phleger & Harrison LLP, a law firm specializing in emerging growth technology companies, from 1998 to 1999. From 1996 to 1998, Mr. Papilsky was an attorney with the law firm of Sonnenschein Nath & Rosenthal. Mr. Papilsky received his B.S. in Accounting from New York University's Stern School of Business and his J.D. from Columbia Law School.

Executive Compensation

         The following table sets forth the compensation received by (1) those individuals serving as the Company's Chief Executive Officer during 2001, (2) by the other four most highly compensated executive officers who served as executive officers as of December 31, 2001 and whose salary exceeded $100,000 in 2001 for services rendered in all capacities to the Company during 2001 (together, the "Named Executive Officers"), and (3) by one additional individual who would have been a Named Executive Officer had such individual continued to serve as an executive officer on December 31, 2001 (the "Additional Officer").

                           Summary Compensation Table
                                                                                                           Long-Term
                                                                                                         Compensation
                                                                                                            Awards
                                                                                                            Shares
                                                                           Annual Compensation          ---------------
                                                                           -------------------            Underlying
              Names and Principal Position                    Year          Salary           Bonus          Options
              ----------------------------                    ----          ------           -----          -------
Andrew Zimmerman.....................................        2001        $  138,269       $  195,000        2,000,000
   Chief Executive Officer(1)
William W. Wyman.....................................        2001        $  116,666               --          100,000
   Interim Chief Executive Officer (2)
Ronald G. Pettengill, Jr.............................        2001        $   64,423       $   30,000               --
   Chief Executive Officer (3)                               2000           200,000           80,000               --
                                                             1999           195,833           75,000          200,000
Robert Belau.........................................        2001        $  270,000       $  100,000          100,000
   President (4)                                             2000           200,000           80,000               --
                                                             1999           195,833           75,000          200,000
Gerard E. Dorsey.....................................        2001        $  232,400       $   93,500          275,000
   Chief Financial Officer (5)                               2000           210,000           75,000          100,000
                                                             1999(7)         25,500           18,750          175,000
Anish Bhimani........................................        2001        $  190,498       $   53,375          100,000
   Chief Technology Officer (6)                              2000(8)          7,967                           131,509
Eamonn Kearns........................................        2001        $  173,772       $   36,205          100,000
   Managing Director, Europe
Gary Papilsky........................................        2001        $  172,083       $   70,000          125,000
   General Counsel                                           2000           156,250           70,000           75,000
                                                             1999(9)         34,135           10,000           50,000

----------
(1) Mr. Zimmerman was elected Chief Executive Officer on June 15, 2001. Mr. Zimmerman's bonus includes a $100,000 sign on bonus.

(2) Mr. Wyman served as interim Chief Executive Officer from March 30, 2001 until June 15, 2001.

(3)  Mr. Pettengill resigned as Chief Executive Officer on March 20, 2001.

(4) Mr. Belau resigned as President of the Company in July 2001. Mr. Belau's last day of employment with the Company was December 31, 2001.

(5) Mr. Dorsey resigned as Chief Financial Officer of the Company on May 13, 2002. Mr. Dorsey's last day of employment with the Company was May 31, 2002.

(6) Mr. Bhimani resigned as Chief Technology Officer of the Company on September 6, 2002.

(7) Represents compensation received from October 1999, the start date of Mr. Dorsey's employment, through the end of 1999.

(8) Represents compensation received from December 2000, the start date of Mr. Bhimani's employment, through the end of 2000.

(9) Represents compensation received from October 1999, the start date of Mr. Papilsky's employment, through the end of 1999.

         In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers and the Additional Officer in 2001.

Equity Compensation Plan Information

         The Company maintains the 1999 Stock Incentive Plan (the "1999 Plan"), and the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which it may grant equity awards to eligible persons. Additionally, it has entered into an individual arrangement outside of these equity plans with its Chief Executive Officer, Mr. Andrew Zimmerman, providing for the award of options to purchase our Common Stock. Please see Executive Compensation beginning on page 10 for descriptions of the option plans.

         The following table sets forth information about equity awards under the Company's plans as of the close of the fiscal year ended December 31, 2001.


                                                        (a)                   (b)                       (c)
                                                     Number of
                                                  Securities to be                              Number of Securities
                                                    Issued upon         Weighted-Average      Remaining Available for
                                                    Exercise of        Exercise Price of       Future Issuance under
                                                    Outstanding           Outstanding        Equity Compensation Plans
                                                 Options, Warrants     Options, Warrants       (Excluding Securities
                Plan Category                        and Rights            and Rights         Reflected in Column (a))
-------------------------------------------      -----------------     -----------------     -------------------------
Equity compensation plans approved
   by security holders.....................          8,720,112                $6.62                  11,376,943 (1)/(2)
Equity compensation plans not
   approved by security holders (3)........          4,081,260                $2.36                           0
         Total.............................

(1) The 1999 Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 1999 Plan will increase by a number of shares equal to 1% of the outstanding shares on the day preceding (December 31), but no such annual increase will exceed 500,000 shares.

(2) Of these shares, 298,535 shares remain available for purchase under the Purchase Plan.

(3) There remained outstanding as of December 31, 2001 115,129 stock options under the 1996 Synet Stock Option Plan and 374,170 stock options under the Global Integrity 1998 Stock Incentive Plan with a weighted average exercise price of $2.73 and $11.29 per share, respectively. The Company assumed the options under these plans in connection with its acquisition of Synet Service Corporation and Global Integrity Corporation, respectively, in the fourth quarter of 2000. No further awards will be made under either option plan. Statistics regarding these plans are not included in the above table.

Option Grants in Last Fiscal Year

         The following table sets forth grants of stock options for the year ended December 31, 2001 to the Named Executive Officers and the Additional Officer. The Company has never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. The percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 8,893,217 shares of Common Stock granted by the Company in 2001.

                                  Number of       Percent of
                                  Securities    Total Options                             Potential Realizable Value at
                                  Underlying      Granted to    Exercise                  Assumed Annual Rates of Stock
                                Stock Options    Employees in   Price Per    Expiration   Price Appreciation for Option
             Name                  Granted           2001       Share ($)       Date                   Term
----------------------------    --------------  -------------   ---------    ----------   ------------------------------
                                                                                                5%             10%
Andrew Zimmerman............      1,600,000        18.0%           $3.73      6/15/11      $3,752,243      $9,511,455
                                    400,000         4.5             7.46      6/15/11              --         885,864
William Wyman...............        100,000         1.1             2.26      4/30/11         142,130         360,186
Robert Belau................        100,000         1.1             1.60      8/31/11         100,623         254,999
Gerard E. Dorsey............         68,750         0.8             1.55      4/18/11          67,017         169,833
                                    206,250         2.3             2.90      5/31/11         376,158         953,257
Anish Bhimani...............         32,879         0.4             1.55      4/18/11          32,050          81,221
                                    131,509         1.5             2.90      4/18/11         239,845         607,815
Eamonn Kearns...............        100,000         1.1             2.88      2/28/11         181,122         458,998
Gary Papilsky...............         31,250         0.4             1.55      4/18/11          30,462          77,179
                                     93,750         1.1             2.90      5/31/11         170,981         433,299

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth information concerning the value realized upon exercise of options during 2001 and the number and value of unexercised options held by each of the Company's Named Executive Officers and the Additional Officer at December 31, 2001. The last reported sale price of the Company's Common Stock in 2001 was $1.96 per share on December 31, 2001. Accordingly, the values set forth below have been calculated on the basis of the fair market value on December 31, 2001, less the applicable exercise price per share, multiplied by the number of shares underlying the options.


                                                             Options at Fiscal Year-End       In-the-Money Options at
                                                             ---------------------------          Fiscal Year-End
                                                                Number of Securities        ---------------------------
                                                               Underlying Unexercised          Value of Unexercised
                                  Shares                                Options                 In-the-Money Options
                               Acquired on      Value        ---------------------------    ---------------------------
           Name                 Exercise       Realized      Exercisable   Unexercisable    Exercisable   Unexercisable
           ----                 --------       --------      -----------   -------------    -----------   -------------
Andrew Zimmerman...........             --        --                 --      2,000,000               --             --
William Wyman..............             --        --            112,500         12,500               --             --
Ronald G. Pettengill, Jr...             --        --            913,333          2,500       $  873,800             --
Robert Belau...............             --        --          1,046,666         33,334       $  909,800             --
Gerard E. Dorsey...........             --        --            185,417        364,583       $   28,188             --
Anish Bhimani..............             --        --            103,184        159,834       $   13,479             --
Eamonn Kearns..............             --        --                 --        100,000               --             --
Gary Papilsky..............             --        --             78,250        171,750       $   12,813             --

Employment Agreements

         The Company entered into an executive employment agreement with Andrew Zimmerman, our Chief Executive Officer, on June 15, 2001. The agreement provides for an annual base salary of $300,000. As part of our cost cutting, a companywide salary reduction was put in place. In connection with this, Mr. Zimmerman agreed to reduce his annual base salary to $256,050. The agreement also provides for a signing bonus of $100,000, an annual cash bonus of $200,000, $50,000 of which shall be at the discretion of the Company's Board of Directors, and $150,000 of which shall be based upon the achievement of mutually agreed upon performance goals, and an additional annual cash bonus of $200,000 based upon the achievement of additional exceptional performance goals. The annual cash bonuses for the year 2001 were prorated to reflect Mr. Zimmerman's commencement of service on July 9, 2001. Under the agreement, Mr. Zimmerman also received options to purchase 1,600,000 shares of Common Stock at a price of $3.73 per share and 400,000 shares of Common Stock at a price of $7.46 per share. In October 2002, the Company cancelled 500,000 of Mr. Zimmerman's options with an exercise price of $3.73 per share, and granted him 500,000 new options with an exercise price of $0.22 per share, pursuant to an option exchange offer conducted by the Company for all the Company's then current employees. Furthermore, the Company amended the exercise price of Mr. Zimmerman's remaining 1,500,000 options to provide for a $0.22 exercise price for those options as well. All options vest over four years. Upon termination without cause or resignation for good reason, Mr. Zimmerman shall be entitled to a lump sum payment equal to his salary for a period of twelve months. Additionally, all outstanding stock options scheduled to vest within the twelve month period following termination shall immediately become fully vested and exercisable, and shall remain exercisable, through the end of their originally scheduled terms. Mr. Zimmerman shall also be entitled to continued health coverage at the Company's expense for a period of twelve months. In the event of termination occurring in the months of July through December of any given calendar year, Mr. Zimmerman shall receive a pro rata portion of his annual bonus for that year. Upon termination due to death or disability during the months of July through December of any given calendar year, Mr. Zimmerman shall be entitled to a pro rata portion of his annual bonus for that year. Upon termination by the Company for cause, Mr. Zimmerman shall be entitled to receive any earned but unpaid bonus. In the event a change of control all unvested stock options granted to Mr. Zimmerman shall accelerate and vest in full immediately prior to the change of control.

         The Company entered into an executive employment agreement with Neeraj Sethi, our Chief Financial Officer, on August 26, 2002. The agreement provides for an annual base salary of $220,000. The agreement also provides for a signing bonus of $30,000, and an annual cash bonus at the discretion of the Company. Under the agreement, Mr. Sethi received options to purchase 457,500 shares of Common Stock at a price of $0.25 per share. We also agreed to grant Mr. Sethi options to purchase the greater of (a) 200,000 shares of the Company's Common Stock or (b) an amount of Common Stock equal to 1.2% of the Company's outstanding Common Stock, calculated on a fully-diluted basis based on all outstanding Common Stock including Common Stock subject to granted stock options, provided that in no event shall such amount exceed 500,000. This grant is required to be made by January 2, 2003 and shall be priced at the fair market value on the date of grant. All options vest over four years. We also agreed to grant Mr. Sethi 150,000 shares of restricted stock on or about January 2, 2003. The repurchase right on such restricted stock shall lapse over four years. Upon termination without cause or resignation for good reason, Mr. Sethi shall be entitled to a lump sum payment equal to salary for a period of six months. Additionally, all outstanding stock options scheduled to vest within the twelve month period following termination shall immediately become fully vested and exercisable, and shall remain exercisable, through the end of their originally scheduled terms. Mr. Sethi shall also be entitled to continued health coverage at the Company's expense for a period of six months. In the event of termination occurring in the months of July through December of any given calendar year, Mr. Sethi shall receive a pro rata portion of his annual bonus for that year. Upon termination due to death or disability during the months of July through December of any given calendar year, Mr. Sethi shall be entitled to a pro rata portion of his annual bonus for that year. Upon termination by the Company for cause, Mr. Sethi shall be entitled to receive any earned but unpaid bonus. In the event a change of control occurs on or before August 22, 2003, fifty percent of any unvested stock options granted to Mr. Sethi shall accelerate and vest in full immediately prior to the change of control. Any remaining unvested stock options granted to Mr. Sethi shall vest in equal monthly installments over a period of twelve months from the date of the change of control. If, upon a change control, Mr. Sethi is terminated other than for cause, disability or death, or if he terminates his employment for good reason within sixty days prior to the announcement of a change of control or within twelve months from the effective date of a change of control, then all unvested stock options granted to Mr. Sethi shall accelerate and vest in full and Mr. Sethi shall receive a lump sum payment equal to salary for a period of one year. If a change of control occurs after August 22, 2003, then all unvested stock options granted to Mr. Sethi shall accelerate and vest in full immediately prior to the change of control.

         The Company entered into an executive employment agreement with Shawn Kreloff, our Executive Vice President of Sales and Business Development, on September 19, 2002. The agreement provides for an annual base salary of $190,000. The agreement also provides for an annual cash bonus based on Mr. Kreloff achieving certain mutually agreed upon revenue thresholds. Under the agreement, Mr. Kreloff also received options to purchase 500,000 shares of Common Stock at a price of $0.21 per share. We also agreed to grant Mr. Kreloff 375,000 shares of restricted stock on January 2, 2003. The repurchase right on such restricted stock shall lapse over four years. Pursuant to the agreement, at the time of his employment, Mr. Kreloff purchased 238,095 shares of common stock at a price of $0.21 per share, or approximately $50,000 in total, directly from the Company. Upon termination without cause or resignation for good reason, Mr. Kreloff shall be entitled to a lump sum payment equal to salary for a period of six months. Additionally, all outstanding stock options scheduled to vest within the twelve month period following termination shall immediately become fully vested and exercisable, and shall remain exercisable, through the end of their originally scheduled terms. Mr. Kreloff shall also be entitled to continued health coverage at the Company's expense for a period of six months. In the event of termination occurring in the months of July through December of any given calendar year, Mr. Kreloff shall receive a pro rata portion of his annual bonus for that year. Upon termination due to death or disability during the months of July through December of any given calendar year, Mr. Kreloff shall be entitled to a pro rata portion of his annual bonus for that year. Upon termination by the Company for cause, Mr. Kreloff shall be entitled to receive any earned but unpaid bonus. In the event a change of control occurs on or before September 19, 2003, fifty percent of any unvested stock options granted to Mr. Kreloff shall accelerate and vest in full immediately prior to the change of control. Any remaining unvested stock options granted to Mr. Kreloff shall vest in equal monthly installments over a period of twelve months from the date of the change of control. If, upon a change control, Mr. Kreloff is terminated other than for cause, disability or death, or if he terminates his employment for good reason within sixty days prior to the announcement of a change of control or within twelve months from the effective date of a change of control, then all unvested stock options granted to Mr. Kreloff shall accelerate and vest in full and Mr. Kreloff shall receive a lump sum payment equal to salary for a period of one year. If a change of control occurs after September 19, 2003, then all unvested stock options granted to Mr. Kreloff shall accelerate and vest in full immediately prior to the change of control.

         The Company has also entered into an employment agreement with Eamonn Kearns, our Managing Director, Europe. The Company's agreement with Mr. Kearns provides for an initial base salary of British Pounds 120,000, approximately $173,772 at an exchange rate of 1.4481, plus a bonus based on his and the Company's overall performance. Under the agreement, Mr. Kearns received options to purchase 100,000 shares of Common Stock at a price of $2.875 per share in January 2001, which vest over four years. In October 2002, the Company cancelled Mr. Kearns's options and granted him new options with an exercise price of $0.22 per share, pursuant to an option exchange offer conducted by the Company for all the Company's then current employees. The Company agreed to contribute an amount equal to six percent of Mr. Kearns's base salary to a pension plan. The employment agreement prohibits Mr. Kearns from competing with the Company and soliciting the Company's employees for a period of 12 months from the termination of his employment. The agreement is in effect until terminated by either party by giving at least 6 months notice to the other party. In the event of a change in control, any unvested options that would have vested by the next anniversary of Mr. Kearns's employment agreement shall vest and become immediately exercisable. If following a change of control Mr. Kearns's is terminated other than for dishonesty, fraud, misconduct or breach of his employment agreement, then any unvested options that would have vested by the next anniversary of Mr. Kearns's employment agreement shall vest and become immediately exercisable.

         The Company has also entered into employment agreements with Shirley Howell, Executive Vice President of Operations and Gary Papilsky, General Counsel, on November 8, 2002. The agreements provide for annual base salaries for Ms. Howell and Mr. Papilsky of $170,000 and $166,250, respectively. The agreements also provide for an annual cash bonus at the discretion of the Company. Upon termination without cause or resignation for good reason, Ms. Howell and Mr. Papilsky shall be entitled to a lump sum payment equal to salary for a period of six months. Additionally, they will be entitled to continued health coverage at the Company's expense for a period of six months. In the event of termination occurring in the months of July through December of any given calendar year, they shall receive a pro rata portion of their annual bonus for that year. In the event of a change of control, fifty percent of any of their unvested stock options shall accelerate and vest in full immediately prior to the change of control. If, upon a change control, either is terminated other than for cause, disability or death, or if either terminates their employment for good reason within sixty days prior to the announcement of a change of control or within twelve months from the effective date of a change of control, then all unvested stock options granted to Ms. Howell and Mr. Papilsky shall accelerate and vest in full and they shall receive a lump sum payment equal to salary for a period of nine months.

1999 Stock Incentive Plan

         The 1999 Stock Incentive Plan (the "1999 Plan") is intended to serve as the successor equity incentive program to the Company's 1998 Stock Option/Stock Issuance Plan and the Company's 1998 California Stock Option/Stock Issuance Plan. The 1999 Plan became effective upon its adoption by the Board of Directors on September 14, 1999 and was approved by the Company's stockholders on that date.

         21,004,637 shares of Common Stock have been reserved for issuance under the 1999 Plan by the Board of Directors. This share reserve consists of the shares which were available for issuance under the predecessor plans on the effective date of the 1999 Plan plus increases of 16,694,634 shares in the aggregate. The share reserve is automatically increased on the first trading day of January each calendar year by a number of shares equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but no such annual increase will exceed 500,000 shares. The first such automatic increase in the share reserve occurred in January 2001. In no event may any one participant in the 1999 Plan receive option grants or direct stock issuances for more than 500,000 shares in the aggregate per calendar year. This provision is subject to amendment upon receipt of stockholder approval as described in Proposal 2 of this proxy statement.

         Outstanding options under the predecessor plans were incorporated into the 1999 Plan upon the date of the Company's initial public offering, and no further option grants may be made under those plans. The incorporated options will continue to be governed by their existing terms, unless the Company's Compensation Committee extends one or more features of the 1999 Plan to those options. However, except as otherwise noted below, the outstanding options under the predecessor plans contain substantially the same terms and conditions summarized below for the discretionary option grant program under the 1999 Plan.

         The 1999 Plan has five separate programs:

         o the discretionary option grant program under which eligible individuals in the Company's employ or service (including officers, non-employee directors and consultants) may be granted options to purchase shares of the Company's Common Stock;

         o the stock issuance program under which these individuals may be issued shares of the Company's Common Stock directly, through the purchase of such shares or as a bonus tied to the performance of services;

         o the salary investment option grant program under which executive officers and other highly compensated employees may elect to apply a portion of their base salary to the acquisition of special below-market stock option grants;

         o the automatic option grant program under which option grants are automatically made at periodic intervals to eligible non-employee directors; and

         o the director fee option grant program under which non-employee directors may elect to apply a portion of their retainer fee to the acquisition of special below-market stock option grants.

         The discretionary option grant and stock issuance programs are administered by the Company's Compensation Committee. This committee determines which eligible individuals are to receive option grants or stock issuances, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the exercise or purchase price for each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Compensation Committee also selects the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is activated for one or more calendar years. Neither the Compensation Committee nor the Board of Directors exercises any administrative discretion with respect to option grants made under the salary investment option grant program or under the automatic option grant or director fee option grant program for the non-employee Board of Directors members.

         The exercise price for the options may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Compensation Committee may allow a participant to pay the option exercise price or direct issue price (and any associated withholding taxes incurred in connection with the acquisition of shares) with a full-recourse, interest-bearing promissory note.

         In the event that the Company is acquired, whether by merger or asset sale or director-approved sale by the stockholders of more than 50% of the Company's voting stock, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Compensation Committee may grant options under the discretionary option grant program which will accelerate in the acquisition even if the options are assumed or which will accelerate if the optionee's service is subsequently terminated. The Compensation Committee may grant options and issue shares which accelerate in connection with a hostile change in control effected through a successful tender offer for more than 50% of the Company's outstanding voting stock or by proxy contest for the election of members of the Board of Directors, or which accelerate upon a subsequent termination of an individual's service.

         Stock appreciation rights may be issued under the discretionary option grant program which will provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the fair market value of the vested shares subject to the surrendered option less the aggregate exercise price payable for such shares. This appreciation distribution may be made in cash or in shares of the Company's Common Stock. There are currently no outstanding stock appreciation rights.

         The Compensation Committee has the authority to cancel outstanding options under the discretionary option grant program (including options incorporated from predecessor plans) in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the Common Stock on the new grant date.

         In the event the Compensation Committee elects to activate the salary investment option grant program for one or more calendar years, each of the Company's executive officers and other highly compensated employees selected for participation may elect to reduce his or her base salary for that calendar year by a specified dollar amount not less than $5,000 nor more than $50,000. In return, the individual will automatically be granted, on the first trading day in the calendar year for which the salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of the Company's Common Stock on the grant date. The option exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the salary reduction amount. The option will become exercisable in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting in the event of an acquisition or change in control.

         Under the automatic option grant program, each individual who first joins the Company's Board of Directors as a non-employee after the Company's initial public offering will automatically be granted an option for 25,000 shares of the Company's Common Stock at the time of his or her commencement of service. In addition, on the date of each annual stockholders meeting, each individual who has served as a non-employee member of the Board of Directors since the last annual stockholders meeting will automatically receive an option grant to purchase 2,500 shares of the Company's Common Stock. The automatic option grants began with the January 2001 Annual Meeting. Each automatic grant will have an exercise price equal to the fair market value per share of the Company's Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each option will be immediately exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price, at the time of the board member's cessation of service. The options will vest, and the Company's repurchase right will lapse with respect to the initial 25,000-share option grant, in a series of four (4) equal successive annual installments upon the optionee's completion of each year of service over the four (4)-year period measured from the grant date. However, each such outstanding option will immediately vest upon an acquisition or change in control or the death or disability of the optionee while serving as a member of the Board of Directors. Each 2,500-share option grant will be fully vested on grant. The amendment to the 1999 Plan as described in Proposal 2 to this proxy statement, if approved by the stockholders, would increase the option grants to 75,000 shares upon the commencement of service and 10,000 shares at each annual stockholders meeting.

         If the director fee option grant program is put into effect, then each non-employee member of the Board of Directors may elect to apply all or a portion of any cash retainer fee for the year to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the non-employee director would otherwise be paid the cash retainer fee in the absence of his or her election. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of the Company's Common Stock on the grant date. As a result, the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the portion of the retainer fee applied to that option. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the election is in effect. However, the option will become immediately exercisable for all the option shares upon the death or disability of the optionee while serving as a member of the Board of Directors.

         Limited stock appreciation rights will automatically be included as part of each grant made under the automatic option grant, director fee option grant and salary investment option grant programs and may be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with this limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share equal to the highest price per share of the Company's Common Stock paid in connection with the tender offer less the exercise price payable for such share.

         The Board of Directors may amend or modify the 1999 Plan at any time, subject to any required stockholder approval. The 1999 Plan will terminate no later than September 14, 2009.

Certain Federal Income Tax Information

         The following brief summary of the effect of Federal income taxation upon the participant and us with respect to options granted under the 1999 Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside. Options granted under the 1999 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options

         No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includable in alternative minimum taxable income. In addition, the optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

         o Individual. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.

         o The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than 2 years after the option grant date and more than 1 year after the exercise date.

         o If the optionee fails to satisfy either of these two holding periods before the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

         o Company. If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs. The Company's deduction is equal to the amount of taxable income recognized by the optionee. The Company is allowed a deduction only if the optionee makes a disqualifying disposition of the purchased shares.

     Non-Statutory Options

         o Individual. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         o Company. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Options with Repurchase Right

         Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under an option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

         o If the shares acquired upon exercise of the option may be repurchased by the Company at the original exercise price upon the optionee's service termination before vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income (for non-statutory options) and alternative minimum taxable income (for incentive stock options), as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses for such shares over (b) the exercise price paid for the shares.

         o The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income or alternative minimum taxable income, as applicable, in the year of the option exercise an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price paid for such shares. If the
                  Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         o The tax consequence of disposing the option shares will depend on whether the option is an incentive stock option or non-statutory option, as described above.

     Stock Appreciation Rights

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     Stock Issuances

         The tax principles applicable to direct stock issuances under the 1999 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants and the discussion of the repurchase right.

Synet Service Corporation 1996 Stock Option Plan

         The Company assumed the 1996 Synet Stock Option Plan on October 16, 2000, the effective date of the acquisition of Synet Service Corporation by the Company (the "Synet Plan"). All options outstanding under the Synet Plan at the closing of the acquisition were assumed by the Company. No further options are to be granted under the Synet Plan.

         The Synet Plan is administered by the Board of Directors or by the Compensation Committee. The Compensation Committee may promulgate rules and regulations for the operation of the Synet Plan, interpret the Synet Plan and related agreements and generally supervise the administration of the Synet Plan. The Compensation Committee may also modify the exercise price or number of shares, accelerate any exercise date, waive or modify any restriction with respect to an option, or accept the surrender of an existing option in exchange for the grant of a new option.

         The Synet Plan was approved by the board of directors of Synet on September 26, 1996, and will terminate on September 26, 2006. The Board of Directors has the power to suspend, terminate, modify or amend the Synet Plan at any time. No such action may alter or impair any option previously granted under the Synet Plan without the consent of the optionee. At the time of the acquisition, 242,459 shares of Common Stock were subject to outstanding options under the Synet Plan.

         Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

         o Exercise Price. The Compensation Committee determines the exercise price of options at the time the options are granted. The exercise price may be less than the fair market value of the Common Stock on the date of grant.

         o Exercise of Option; Form of Consideration. The Compensation Committee determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Synet Plan permits payment to be made in cash or previously acquired shares of common stock (with some restrictions).

         o Term of Option. The term of each option shall be fixed by the Compensation Committee at the date of grant and set forth in the option agreement. No option may be exercised after the expiration of its term.

         o Termination of Service. If an optionee's service relationship with the Company terminates for any reason (excluding death or disability or termination for cause), then the optionee generally may exercise the option within 180 days of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with us terminates due to the optionee's death or disability, the optionee or the optionee's personal representative, estate or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within three months from the date of such termination. If an optionee's service relationship is terminated for cause, as defined in the Synet Plan, the participant shall cease to have any rights to exercise the option and the Company shall have the right to buy back all shares issued previously pursuant to the exercise of options at the lower of (1) the fair market value of such stock on the termination date or (2) the price set forth in a buy-sell agreement between the participant, the Company and its other stockholders.

         o Nontransferability of Options. Options granted under the Synet Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         o Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Synet Plan as may be determined by the Compensation Committee. Shares acquired pursuant to exercise of the option shall be subject to a repurchase right in favor of the Company at the price set forth in the stock option agreement.

         If any stock split, reverse stock split, combination of shares or other similar transaction causes the outstanding shares of the Common Stock to increase or decrease or to be changed into a different number or kind of securities of the Company or any other corporation, the Company shall make appropriate adjustments in the number and kind of securities available for awards under the Synet Plan and in the number and kind of securities as to which outstanding options shall be exercisable, such that the participant's proportionate interest before and after the event is maintained.

         In the event of a reorganization, consolidation or merger with another corporation, the Synet Plan provides that an optionee shall be entitled to receive an equivalent option covering the shares of such reorganized, consolidated or merged company if the agreement or plan of reorganization, consolidation or merger so provides. In the event that a successor corporation in a transaction described above refuses to substitute substantially equivalent options or the Company sells or disposes of substantially all of its assets or stock, all outstanding options shall become fully vested. Optionees shall have thirty days immediately prior to the effective date of such merger, consolidation, sale or disposition to exercise their options without any limitation on exercisablity and the options shall terminate upon expiration of such period.

Global Integrity Corporation 1998 Stock Incentive Plan

         The Company assumed the Global Integrity Corporation 1998 Stock Incentive Plan (the "Global Integrity Plan") on December 14, 2000, the effective date of the acquisition of Global Integrity Corporation by the Company. All options outstanding under the Global Integrity Plan at the closing of the acquisition were assumed by the Company. No further options are to be granted under the Global Integrity Plan.

         The Global Integrity Plan is administered by the Compensation Committee. The Compensation Committee may promulgate rules and regulations for the operation of the Global Integrity Plan, interpret the Global Integrity Plan and related agreements and generally supervise the administration of the Global Integrity Plan.

         The Global Integrity Plan was approved by the board of directors of Global Integrity Corporation on April 5, 1998 and will terminate on March 31, 2008. The Board of Directors has the power to suspend, terminate, modify or amend the Global Integrity Plan at any time. No such action may alter or impair any award previously granted under the Global Integrity Plan. 551,048 shares of Common Stock were subject to outstanding options under the Global Integrity Plan at the time of the acquisition.

         Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

         o Exercise Price. The Compensation Committee determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the common stock is generally the closing market sale price (or the closing bid if no sales were reported) on the date an option is granted. A nonstatutory stock option agreement may provide that the exercise price of the option varies in accordance with a preestablished formula, provided such price is no less than 85% of the fair market value of the Common Stock on the grant date.

         o Exercise of Option; Form of Consideration. The Compensation Committee determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Global Integrity Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

         o Term of Option. The term of an option shall be specified in the stock option agreement. The term of an incentive stock option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

         o Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within sixty days of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within six months from the date of such termination. If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, to the extent vested on the date of death, within twelve months from the termination date.

         o Nontransferability of Options. Unless otherwise determined by the Compensation Committee, options granted under the Global Integrity Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         o Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Global Integrity Plan as may be determined by the Compensation Committee.

         In the event that the Common Stock changes by reason of any stock split, stock dividend, combination, reclassification or other similar change in capital structure effected without the receipt of consideration, the Compensation Committee may make appropriate adjustments to the number of options, stock appreciation rights, restricted shares and stock units available for future awards, the number of stock units included in any outstanding stock unit award, the number of shares of Common Stock covered by outstanding options or stock appreciation rights or the exercise price under each outstanding stock option and stock appreciation right.

         In the event the Company is party to a merger or reorganization, outstanding options, stock appreciation rights, restricted shares and stock units may, pursuant to the merger or reorganization agreement, be assumed by the surviving corporation, continued by the Company, become exercisable as to all or any part of the option or stock award, terminate, or be settled for cash. The Compensation Committee may determine that each option, stock appreciation right, award of restricted stock or stock unit shall become fully exercisable in the event of a change in control. A change of control, is defined by the Global Integrity Plan as the acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of more than 25% of the Common Stock outstanding at such time, without prior approval of the Board of Directors.

1999 Employee Stock Purchase Plan

         The Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on September 14, 1999 and approved by the stockholders on that date. The Purchase Plan became effective on October 27, 1999. The Purchase Plan is designed to allow eligible employees and those of participating subsidiaries to purchase shares of the Company's Common Stock, at semi-annual intervals, through periodic payroll deductions. A total of 750,000 shares of the Company's Common Stock may be issued under the Purchase Plan. This number will be increased to 1,150,000 shares upon receipt of stockholder approval as described in Proposal 3 of this proxy statement.

The Plan has a series of successive offering periods, each with a maximum duration of 24 months. Individuals who are eligible employees on the start date of any offering period may enter the Purchase Plan on that start date or on any subsequent semi-annual entry date (generally May 1 or November 1 each year). Individuals who become eligible employees after the start date of the offering period may join the Purchase Plan on any subsequent semi-annual entry date within that period.

         A participant may contribute up to 10% of his or her cash earnings through payroll deductions and the accumulated payroll deductions will be applied to the purchase of shares on the participant's behalf on each semi-annual purchase date (the last business day in January and July each year). The purchase price per share will be 85% of the lower of the fair market value of the Company's Common Stock on the participant's entry date into the offering period or the fair market value on the semi-annual purchase date. The first purchase date occurred on the last business day in April 2000. In no event, however, may any participant purchase more than 500 shares, nor may all participants in the aggregate purchase more than 187,500 shares on any one semi-annual purchase date. Should the fair market value of the Company's Common Stock on any semi-annual purchase date be less than the fair market value on the first day of the offering period, then the current offering period will automatically end and a new offering period will begin, based on the lower fair market value.

         The Board of Directors may at any time amend or modify the Purchase Plan. The Purchase Plan will terminate no later than the last business day in October 2009.

Certain Federal Income Tax Information

         The following brief summary of the effect of Federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

                              CERTAIN TRANSACTIONS


Relationship with BellSouth

         The Company provides network consulting services to BellSouth pursuant to an existing agreement negotiated by both parties in an arm's-length transaction. In 2001, revenues from BellSouth were approximately $11.8 million. William L. Smith, one of the Company's directors, is Chief Product Development and Technology Officer of BellSouth.

Relationship with Cisco Systems

         The Company provides network consulting services to Cisco Systems pursuant to an existing agreement negotiated by the parties in an arm's-length transaction. This agreement provides that if the Company gives more favorable rates to another client it will inform Cisco Systems and it will have the right to terminate this agreement. In 2001, revenues from Cisco were approximately $700,000. Inder Sidhu, one of the Company's directors, is the Vice President of Worldwide Sales Strategy at Cisco Systems. Additionally, Cisco Systems owns 1,242,000 shares of the Company's Common Stock.

Relationship with Science Application International Corporation

         The Company and SAIC provide network and security consulting services to each other pursuant to existing agreements negotiated by both parties in arm's-length transactions. In 2001, revenues from SAIC were approximately $245,000 and the Company incurred approximately $195,000 in costs from consulting services provided by SAIC. Additionally, SAIC provides the Company with various services relating to alarm, telecommunications and IT support functions and the Company rents certain of its office space from SAIC. In 2001, the Company had approximately $240,000 and $1.2 million in expenses for such services and real estate rental, respectively. In addition, the Company and SAIC license certain of their respective intellectual property to the other. The Company believes that these transactions are on terms that are no less favorable than those that could be obtained from unaffiliated third parties. SAIC owns 5,240,275 shares of the Company's Common Stock.

Relationship with mFormation Technologies Inc.

         The Company provides network consulting services to mFormation pursuant to an arrangement negotiated by both parties in an arm's-length transaction. In fiscal 2001, revenue from mFormation was approximately $13,000. Ronald G. Pettengill, Jr., who served as a director of the Company through September 2002 and is the Company's former Chief Executive Officer, is Chief Executive Officer and a director of mFormation.

Relationship with Riversoft PLC

         The Company provided network consulting services to Riversoft PLC pursuant to an existing agreement negotiated by the parties in an arm's-length transaction. In fiscal 2001, revenues from Riversoft were approximately $70,000. Additionally, the Company purchased approximately $500,000 worth of software from Riversoft during fiscal 2001. Ronald G. Pettengill, who served as a director of the Company through September 2002 and is the Company's former Chief Executive Officer, served on Riversoft's board of directors until December 19, 2001. Eric Meyer, one of the Company's directors, also served on Riversoft's board of directors until Riversoft was purchased in an all cash transaction during 2002. Additionally, Mr. Meyer is a general partner of Meyer Duffy Ventures LLP, a venture capital firm which owned approximately 10% of Riversoft until Riversoft was purchased in 2002.

Consulting Agreement with Meyer Capital Partners LLC

         In June 2002, the Company entered into a consulting agreement with Meyer Capital Partners LLC to provide certain consulting services to the Company in return for a consulting fee of $10,000 and 10,000 stock options per month. Eric Meyer, one of the Company's directors, is the managing member of Meyer Capital Partners LLC.

Employment Agreements

         The Company has entered into employment agreements with certain of its executive officers. Please see-- Executive Compensation -- Employment Agreements on page 14.

Employment Arrangement with William W. Wyman

         In April 2001, the Company entered into an employment arrangement with its then interim Chief Executive Officer, William W. Wyman, who is also Chairman of the Board of Directors of the Company. Under this arrangement, Mr. Wyman received compensation from the Company at the rate of $100,000 per three month period. Mr. Wyman was also granted options to purchase 100,000 shares of Common Stock that vested ratably over a three month period ending June 2001. The exercise price per share for these options was $2.26.

Loans to Officers

         In January of 2002, we made a loan to Rod Dorsey in the amount of $10,000 at an interest rate of 4.75% per annum. Mr. Dorsey resigned as Chief Financial Officer on May 13, 2002. The loan was paid in full in July 2002. There are no currently outstanding loans to Executive Officers.

Option Grants

         In September 2002, we granted Shawn Kreloff and Howard Morgan options to purchase 500,000 and 75,000 shares of Common Stock at prices of $0.21 and $0.26 per share, respectively. In August 2002, we granted Shirley Howell, Neeraj Sethi, Gary Papilsky and Eamonn Kearns options to purchase 400,000, 457,500, 125,000 and 150,000 shares of Common Stock, respectively, at a price of $0.25 per share. In 2001 we granted John M. Jacobs, a director, options to purchase 75,000 shares of Common Stock at an exercise price of $1.07. In June 2001, we granted Andrew Zimmerman, our CEO, options to purchase 1.6 million and 400,000 shares of Common Stock at prices of $3.73 and $7.46, respectively. In October 2002, the Company amended the exercise price of 1,500,000 of Mr. Zimmerman's options to provide for a $0.22 exercise price. Messrs. Bloom, Kelly, Meyer, Pettengill and Smith were each granted options to purchase 2,500 shares of the Company's Common Stock at a price of $2.92 per share in May 2001, the date of our Annual Meeting of Stockholders. In May 2001, we granted Messrs. Dorsey, Bhimani and Papilsky options to purchase 206,250, 131,509 and 93,750 shares of Common Stock, respectively, at a price of $1.55 per share. In April 2001, we granted Rod Dorsey, our former CFO, Anish Bhimani, our former CTO and Gary Papilsky, General Counsel, options to purchase 68,750, 32,879 and 31,250 shares of Common Stock, respectively, at a price of $1.55 per share. In January 2001, we granted Eamonn Kearns options to purchase 100,000 shares of Common Stock at a price of $2.875 per share. For additional information regarding the grant of stock options to executive officers and directors, please see Executive Compensation and Security Ownership of Certain Beneficial Owners and Management beginning on pages 10 and 33, respectively.

Option Exchange Program

         In October 2002, the Company conducted an offer to exchange certain outstanding options to purchase shares of the Company's Common Stock held by eligible employees of the Company for new options to purchase shares of the Company's Common Stock (the "Offer to Exchange"). A total of 193 eligible employees participated in the Offer to Exchange. Subject to the terms and conditions of the Offer to Exchange, we cancelled options to purchase 4,085,860 shares of our common stock and granted new options to purchase 3,089,424 shares of our common stock, with an exercise price of $0.22 per share, in exchange for the options tendered and accepted pursuant to the Offer to Exchange. Andrew Zimmerman, Shirley Howell, Neeraj Sethi, Eamonn Kearns and Gary Papilsky cancelled 500,000, 28,500, 12,500, 100,000 and 250,000 options, respectively, and were granted 500,000, 28,500, 12,500, 100,000 and 125,000 new options, respectively, with an exercise price of $0.22 per share through the Offer to Exchange.

General

         The Company has adopted a policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested independent directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2001.

General Compensation Policy

         The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the Company's development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance, as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements:

         o        base salary,

         o        cash bonus payment, and

         o long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors

         The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2001 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

         Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

         Cash Bonus Payment. Under special circumstances, the Compensation Committee has the discretion to pay cash bonuses to executive officers based on both individual performance as well as performance of the Company when predetermined goals are met or exceeded. Bonuses are determined and paid annually.

         Long-Term Incentive Compensation. Long-term incentives are generally provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four (4)-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

         The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 2,764,388 shares of Common Stock were granted to executive officers in 2001.

CEO Compensation

         The plans and policies discussed above were the basis for the 2001 compensation of the Company's Chief Executive Officer, Mr. Andrew Zimmerman. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives:

         o establish a level of base salary competitive with that paid by companies within the industry that are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent, and

         o make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Zimmerman received a base salary of $138,269 for the period from June 2001 through the end of fiscal year 2001 and a bonus of $195,000, including a $100,000 sign on bonus, for fiscal year 2001. He currently holds a total of 2,000,000 unexercised stock options.

Compliance with Internal Revenue Code Section 162(m)

         As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that such compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company's stock plans contain certain provisions that are intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under its plans with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

         The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 2001 will exceed the $1 million limit per officer.

                           THE COMPENSATION COMMITTEE

                                 Peter L. Bloom
                                   Eric Meyer
                                  Howard Morgan

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee reports to the Board of Directors regarding the appointment and performance of the Company's independent public accountants, the scope and results of our annual audits, fees to be paid to the independent public accountants, compliance with the Company's accounting and financial policies and management's procedures and policies relative to the adequacy of the Company's internal accounting controls.

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

         The Audit Committee has discussed with Arthur Andersen LLP ("Arthur Andersen"), the independent auditors, the matters required to be discussed by Statement on Auditing Standards NO. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Arthur Andersen the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         A copy of the Audit Committee Charter is attached to this Proxy Statement as Attachment A.

         All of the current members of the Audit Committee are independent directors as defined by the National Association of Securities Dealers listing standards. An independent director means a person, other than an officer or employee of the Company, having a relationship which, in the opinion of the Board of Directors, would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors who would not be considered independent are:

         o any director who accepts any compensation from the Company in excess of $60,000 during the previous fiscal year,

         o any director who is a member of the immediate family of an individual who is, or has been in the past three years, employed by the Company as an executive officer,

         o any director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years, or

         o any director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

         In accordance with the rules of the Nasdaq National Market and the Securities and Exchange Commission, other than in certain circumstances, the Audit Committee must be comprised of at least three members who are independent directors.

         Fees Billed to the Company by Arthur Andersen during Fiscal 2001:

         Audit Fees: Audit fees billed to the Company by Arthur Andersen during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $164,000.

         Financial Information Systems Design and Implementation Fees: The Company did not incur any Financial Information Systems Design and Implementation Fees from Arthur Andersen during the Company's 2001 fiscal year

         All Other Fees: Fees billed to the Company by Arthur Andersen during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $493,600.

         The Audit Committee has determined that the provision of these services was compatible with maintaining Arthur Andersen's independence.

                               THE AUDIT COMMITTEE

                                  Howard Morgan
                                   Inder Sidhu
                                William L. Smith

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 1, 2002, by:

         o        each director and nominee for director;

         o        each of the Named Executive Officers;

         o each person (or group of affiliated persons) who is known by the Company to be a beneficial owner of 5% or more of the outstanding shares of Common stock; and

         o all of the Company's directors and Executive Officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Predictive Systems, Inc., 19 West 44th Street, 9th Floor, New York, NY 10036. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of November 1, 2002, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 37,611,107 shares of Common Stock outstanding as of November 1, 2002.

                                                                                                Percentage of Shares
                 Name of Beneficial Owner                      Shares Beneficially Owned         Beneficially Owned
--------------------------------------------------------       -------------------------         ------------------
Andrew Zimmerman (1)....................................                333,333                          *
Gerard E. Dorsey (2)....................................                148,958                          *
Anish Bhimani (3).......................................                156,061                          *
Eamonn Kearns (4).......................................                 29,166                          *
Gary N. Papilsky (5) ...................................                 48,875                          *
William W. Wyman (6) ...................................                318,750                          *
Peter L. Bloom (7) .....................................              6,708,767                         17.8%
Eric Meyer (8) .........................................              2,180,652                          5.8%
Howard Morgan ..........................................                 15,000                          *
Ronald G. Pettengill, Jr. (9) ..........................              2,146,327                          5.6%
Inder Sidhu (10) .......................................              1,242,000                          3.3%
William W. Smith (11) ..................................                 15,000                          *
Robert Belau (12) ......................................              1,731,094                          4.6%
Entities affiliated with General Atlantic Partners,
   LLC (13) ............................................              6,687,517                         17.8%
Science Applications International Corporation (14) ....              5,240,275                         13.9%
Franklin Resources, Inc. (15) ..........................              2,853,400                          7.6%
All directors and executive officers as a group
   (12persons)(16)......................................             11,261,384                         29.4%

----------
 *    Indicates less than one percent of the Common Stock.

(1) Includes 333,333 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002.

(2) Includes 148,958 shares issuable upon the exercise of currently exercisable options. All of these options expire on November 30, 2002. Mr. Dorsey resigned as Chief Financial Officer of the Company on May 13, 2002, therefore, the information provided is as of that date. The address of Mr. Dorsey is 95 Brook Manor, Pleasantville, New York 10570.

(3) Includes 146,061 shares issuable upon the exercise of currently exercisable options. All of these options expire on December 6, 2002. Mr. Bhimani resigned as Chief Technology Officer of the Company on September 6, 2002, therefore, the information provided is as of that date. The address of Mr. Bhimani is 26 Berkshire Street, Norfolk, MA 02056.

(4) Includes 29,166 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002.

(5) Includes 46,875 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002.

(6) Includes 118,750 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002. The address of Mr. Wyman is 4 North Balch Street, Hanover, New Hampshire 03755.

(7) Includes (a) 21,250 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002, (b) 4,559,458 shares owned by General Atlantic Partners 54, L.P., (c) 349,918 shares owned by General Atlantic Partners 57, L.P., (d) 628,054 shares owned by General Atlantic Partners 74, L.P., (e) 47,688 shares owned by GapStar, LLC, and (f) 1,102,399 shares owned by GAP Coinvestment Partners II, L.P. The general partner of General Atlantic Partners 54, General Atlantic Partners 57 and General Atlantic Partners 74 is General Atlantic Partners, LLC, and the managing members of General Atlantic Partners, LLC (other than Klaus Esser) are also the general partners of GAP Coinvestment Partners II. General Atlantic Partners, LLC is also the managing member of GapStar, LLC. Mr. Bloom is a managing member of General Atlantic Partners, LLC. Mr. Bloom disclaims beneficial ownership of these securities except to the extent of his economic interest therein. The address of Mr. Bloom is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, and Greenwich, Connecticut 06830.

(8) Includes (a) 81,250 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002, (b) 40,000 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002 held by Meyer Capital Partners LLC. Mr. Meyer is a managing member of Meyer Capital Partners LLC., (c) 453,400 shares held by MCP Value Technology Fund, L.P. Mr. Meyer is the managing member of MCP Technology LLC which is the general partner of MCP Value Technology Fund, L.P., (d) 90,685 shares held by EM/DD L.P. Mr. Meyer is an executive officer of EMDD Associates, Inc. which is the general partner of EM/DD, L.P., (e) 723,204 shares held by Trigence Partners, L.P. Mr. Meyer is an executive officer of L'abbaye, Inc., which is the general partner of Trigence Partners, L.P., and (f) 15,000 shares held by the Eric Meyer 2000 Irrevocable Trust. The address of Mr. Meyer is c/o Meyer Capital Partners, 125 Elm Street, Suite 6, New Canaan, Connecticut 06840.

(9) Includes (a) 915,833 shares issuable upon the exercise of currently exercisable options. All of these options expire on December 11, 2002, (b) 1,185,580 shares held by Tao Partners Limited Partnership, (c) 13,709 shares held by Ballantine Associates Limited Partnership, (d) 5,000 shares held by The Pettengill Family Foundation, and (e) 26,250 shares held by the Ronald G. Pettengill 2000 Irrevocable Trust. Mr. Pettengill and his wife are the sole stockholders of Julcon, Inc., the general partner of Tao Partners Limited Partnership. Mr. Pettengill disclaims beneficial ownership of the shares held by The Pettengill Family Foundation. Mr. Pettengill resigned from the Board of Directors on September 11, 2002, therefore, the information provided is as of that date. The address of Mr. Pettengill is 34 Ballantine Road, Bernardsville, New Jersey 07924.

(10) Includes (a) 1,242,000 shares of Common Stock owned by Cisco Systems. Mr. Sidhu is the Vice President, Worldwide Sales Strategy at Cisco Systems. The address of Mr. Sidhu is c/o Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706.

(11) Includes 15,000 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002. The address of Mr. Smith is c/o BellSouth Corporation, 1155 Peachtree Street, N.W., Atlanta, Georgia 30309.

(12) Includes (a) 100,000 shares issuable upon the exercise of currently exercisable options. All of these options expire on December 31, 2002., (b) 126,000 shares held by The Belau Family Trust, of which Mr. Belau is a beneficiary, (c) 10,000 shares held by The Belau Family Foundation of which Mr. Belau's wife is a trustee, (d) 1,468,859 shares held by the Bellerverana T1 Limited Partnership, (e) 16,235 shares held by the Bellerverana T2 Limited Partnership, and (f) 10,000 shares held by the Robert Belau 2000 Irrevocable Trust, of which Mr. Belau is a beneficiary. The general partner of the Bellerverana T1 Limited Partnership is BUT1, Inc., of which Mr. Belau is the sole stockholder. The general partner of the Bellerverana T2 Limited Partnership is BUT2, Inc., of which Mr. Belau is the sole stockholder. Mr. Belau disclaims beneficial ownership of the shares held by The Belau Family Foundation. The address of Mr. Belau is 369 Croton Lake Road, Bedford Corners, New York 10549. The information about Mr. Belau's holdings is based on the information contained in the Form 13G filed by him on February 13, 2002 and is only current as of December 31, 2001.

(13) Includes (a) 4,559,458 shares owned by General Atlantic Partners 54, L.P.,
     (b) 349,918 shares owned by General Atlantic Partners 57, L.P., (c) 628,054 shares owned by General Atlantic Partners 74, L.P., (d) 47,688 shares owned by GapStar, LLC, and (e) 1,102,399 shares owned by GAP Coinvestment Partners II, L.P. The general partner of General Atlantic Partners 54, General Atlantic Partners 57 and General Atlantic Partners 74 is General Atlantic Partners, LLC, and the managing members of General Atlantic Partners, LLC are also the general partners of GAP Coinvestment Partners
     II. General Atlantic Partners, LLC is also the managing member of GapStar, LLC. The address of the General Atlantic entities is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

(14) Includes 5,240,275 shares owned by SAIC Venture Capital Corporation, a wholly owned subsidiary of Science Applications International Corporation. The address of Science Applications International Corporation is 10260 Campus Point Drive, San Diego, California 92121.

(15) These shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the Advisor Subsidiaries) of Franklin Resources, Inc. (FRI). Such advisory contracts grant to such Advisor Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Advisor Subsidiaries may be deemed to be the beneficial owner of the shares. The information about FRI's holdings is based on the information contained in the Form 13G filed by FRI on February 14, 2002 and is only current as of December 31, 2001. The address of FRI is One Franklin Parkway, San Mateo, California 94403.

(16) Includes 758,570 shares issuable upon the exercise of currently exercisable options and options exercisable within 60 days of November 1, 2002. Messrs. Belau, Bhimani and Pettengill's holdings have not been included in this number as they were not directors or executive officers of the Company as of November 1, 2002.

                                PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total stockholder return on its Common Stock during the period commencing on October 27, 1999 (the initial public offering of the Company's Common Stock) and ending on December 31, 2001 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends (if any) for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end of the measurement period over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative return so calculated on the Nasdaq Stock Market--U.S. Index and a self-constructed peer group index.

                         Comparison of Cumulative Return
                         Among Predictive Systems, Inc.,
           the Nasdaq Stock Market -- U.S. Index and a Peer Group (1)

                                          Cumulative Total Return
                               ------------------------------------------------
                                 10/27/99        12/99       12/00       12/01



PREDICTIVE SYSTEMS, INC.           100.00       363.89       39.76       10.89
NASDAQ STOCK MARKET (U.S.)         100.00       145.12       87.29       69.26
PEER GROUP                         100.00       201.46       20.60       14.93


(1) The Peer Group consists of the following companies: CIBER, Inc., Razorfish, Inc., Sapient Corporation and Scient Corporation.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such filing persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2001, none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a).


                   STOCKHOLDER PROPOSALS - 2003 ANNUAL MEETING

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received no later than September 11, 2003 nor earlier than August 12, 2003, or in the event the 2003 Annual meeting is more than thirty (30) days prior to the anniversary date of the 2002 Annual Meeting, the close of business on the tenth
(10th) day following the day on which a public announcement of the date of the 2003 Annual Meeting is first made by the Company, in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                    FORM 10-K

         The Company filed an Annual Report on Form 10-K for fiscal year ended December 31, 2001 (the "Annual Report") with the SEC on March 28, 2002, and an amendment to the Annual Report on Form 10-K/A with the SEC on April 30, 2002. Stockholders may obtain a copy of these reports without charge by writing to Investor Relations, at the Company's principal offices, located at 19 West 44th Street, 9th Floor, New York, New York 10036.

                                  OTHER MATTERS

         Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card will vote the shares represented by proxies in accordance with their judgment of what is in the best interest of the stockholders on such matters.

         Proxies will be solicited by mail and may also be solicited in person or by telephone by certain regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                      By Order of the Board of Directors


                                      William W. Wyman
                                      Chairman of the Board of Directors

New York, New York
November 1, 2002

                                  ATTACHMENT A

                         CHARTER FOR THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                            PREDICTIVE SYSTEMS, INC.


         PURPOSE:

         The purpose of the Audit Committee of the Board of Directors (the "Board") of Predictive Systems, Inc. (the "Company") shall be to:

         o Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and of its independent auditors;

         o Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

         o Provide the Company's Board with the results of its oversight and monitoring.

         o  Make recommendations derived from its oversight and monitoring; and

         o Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial or accounting matters that require the attention of the Board.

         The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

         MEMBERSHIP:

         The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria:

         o Each member will be "independent", in accordance with the Corporate Governance Standards of Nasdaq, as in effect from time to time;

         o Each member will be financially literate, as such qualification is interpreted by the Company's Board in its business judgment; and

         o The Chair of the Audit Committee (i) will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, and (ii) may not be associated with a holder of 20% or more of the Company's voting stock.

         DUTIES AND RESPONSIBILITIES:

         The duties and responsibilities of the Audit Committee shall include:

         o Retaining and terminating the Company's independent auditors; in this regard, the Audit Committee shall have the sole authority to approve (i) the hiring and firing of the independent auditors, (ii) all audit engagement fees and terms, and (iii) all significant non-audit engagements with the independent auditors;

         o At least annually, obtaining and reviewing a report by the independent auditor describing: the audit firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues;

         o Discussing the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

         o Discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to public disclosure;

         o As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

         o Discussing policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

         o Reviewing with the independent auditors any audit problems or difficulties and management's response;

         o Setting clear hiring policies with respect to employees or former employees of the independent auditors;

         o  Reporting regularly to the Board;

         o Reviewing the independent auditors' proposed audit scope, approach and independence;

         o Reviewing the experience and qualifications of the senior members of the independent auditor team;

         o Requesting from the independent auditors on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and recommending that the Board take appropriate action, if necessary, to ensure the independence of the outside auditors;

         o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

         o Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

         o Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)
            (3) of Schedule 14A;

         o Reviewing the Audit Committee's own charter, structure, processes and membership requirements from time to time;

         o Providing a report to the Board at least annually presenting its conclusions with respect to the independent auditors; and

         o  Performing such other duties as may be requested by the Board.

         COMPENSATION:

         Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board, which may include cash, deferred payment, stock, stock options, phantom stock, and common stock equivalents.

         Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a director or Board Committee member.

         VOTING:

         Each member of the Audit Committee shall have one vote on any matter requiring action by the Audit Committee; provided, however, that any member who is associated with a holder of 20% or more of the Company's voting stock may not vote on any matters before the Audit Committee.

         MEETINGS:

         The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

         The Audit Committee will meet separately, at least quarterly, with (i) management, (ii) internal auditors (or other personnel responsible for the internal audit function), and (iii) independent auditors.

         MINUTES:

         The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

         REPORTS:

         Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter. Such reports may be made orally or in writing.

         PERFORMANCE EVALUATION:

         At least annually, the Board shall conduct a performance evaluation of the Audit Committee.

                                 (Form of Proxy)
                            PREDICTIVE SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

December 10, 2002 (This proxy is solicited on behalf of the Board of Directors of the Company)

The undersigned stockholder of Predictive Systems, Inc. hereby appoints Andrew Zimmerman and Gary Papilsky, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Predictive Systems, Inc. to be held at 19 West 44th Street, 9th Floor, New York, New York 10036 on December 10, 2002 at 10:00 a.m. (New York City time).

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)


             | |  FOR all nominees below             | | WITHHOLD AUTHORITY
                  (except as marked to               to vote for nominees below
                  the contrary)

NOMINEES: Inder Sidhu and William L. Smith.

INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name on the adjacent space.


2.       AMENDMENTS TO THE 1999 STOCK INCENTIVE PLAN


             | | FOR            | | AGAINST             | | ABSTAIN

with respect to the proposal to amend the 1999 Stock Incentive Plan as described in the Proxy Statement.

3.       AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN


             | | FOR            | | AGAINST             | | ABSTAIN

with respect to the proposal to amend the 1999 Employee Stock Purchase Plan as described in the Proxy Statement.

4.       RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


             | | FOR            | | AGAINST             | | ABSTAIN

with respect to the proposal to ratify the selection of Deloitte & Touche LLP, independent public accountants, as the Company's independent public accountants for the year ending December 31, 2002, as described in the Proxy Statement.

5. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING


             | | FOR            | | AGAINST             | | ABSTAIN

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AS SET FORTH IN THE PROXY STATEMENT.

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


                                                --------------------------------
                                                Name(s) of Stockholder


                                                --------------------------------
                                                Signature(s) of Stockholder

Dated: _________________________